UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2015

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 25, 2015, the Board of Directors of Calavo Growers, Inc. (the “Company”), dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. Additionally, effective June 30, 2015, the Board of Directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.

During the fiscal years ended October 31, 2013 and 2014, and in the subsequent interim period through June 25, 2015, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal years ended October 31, 2013 and 2014, and in the subsequent interim period through June 25, 2015, there was one reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) related to a material weakness in the Company’s internal control over financial reporting, as disclosed in the Company’s Annual Report on Form 10-K for the year ended October 31, 2014 (the “2014 Form 10-K”). The Company’s management concluded that as of October 31, 2014 the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to the Company’s controls over its accounting for and reporting of contingent consideration as such applies to business combinations. This was described in Item 9A of the 2014 Form 10-K, which description is incorporated herein by reference. E&Y’s audit report dated January 30, 2015 with respect to the Company’s internal control over financial reporting as of October 31, 2014 (the “E&Y Internal Control Report”) opined that the Company did not maintain effective internal control over financial reporting as of October 31, 2014 because of this material weakness, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) (the “COSO Criteria”). The Audit Committee has discussed the subject matter of this material weakness with E&Y and has authorized E&Y to respond fully to the inquiries of any successor accountant concerning this material weakness.

The audit report of E&Y on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended October 31, 2014 and 2013 (the “E&Y Audit Report”) did not contain an adverse opinion or a disclaimer of opinion, and the E&Y Audit Report was not qualified or modified as to uncertainty, audit scope or accounting principles. The E&Y Audit Report references the E&Y Internal Control Report’s adverse opinion on the Company’s internal control over financial reporting, based on the COSO Criteria.

The Company provided E&Y with a copy of this Current Report on Form 8-K and requested that E&Y furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of the letter furnished by E&Y in response to this request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended October 31, 2013 and 2014, and in the subsequent interim period through June 25, 2015, neither the Company nor anyone on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from EY dated June 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
June 30, 2015

By: /s/ Lecil E. Cole
Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President
(Principal Executive Officer)

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